Exhibit 99.1

CohBar Provides Update on CB4211 Clinical Trial

CB4211 Phase 1 Clinical Trial Temporarily Suspended to Address Injection Site Reactions

Will Host Conference Call on November 6, 2018 at 11:00 a.m. Eastern Time

MENLO PARK, Calif., Nov. 5, 2018 -- CohBar, Inc. (NASDAQ: CWBR), a clinical stage biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases, announced today the Phase 1 clinical study of CB4211, its lead MBT candidate under development as a potential treatment for non-alcoholic steatohepatitis (NASH) and obesity, has been temporarily suspended in order to address mild injection site reactions that have been unexpectedly persistent.

“Patient safety is very important to us and is also the primary objective of our CB4211 Phase 1 clinical trial,” said Simon Allen, CohBar CEO. “While only mild adverse events have occurred in the study to date, we are taking the time to address these injection site reactions in order to reduce the risk of any safety or tolerability issues in the trial going forward. We continue to believe in the potential of this novel compound as a treatment for NASH and obesity, and the timely resolution of this issue is our top priority.”

“Mild injection site reactions are common in Phase 1 clinical studies of subcutaneously injected peptide drugs, and for most drugs they resolve quickly,” said Kenneth C. Cundy, PhD., CohBar CSO. “In general, what we have seen are persistent painless bumps that can be felt under the skin and in most cases would be otherwise undetectable. Information to date suggests that some of the CB4211 dose persists at the injection site. We have a plan to address this issue in the near term and are seeking regulatory feedback with the goal of resuming the clinical dosing of CB4211 as soon as possible.”

Details for the Conference Call:

Date: November 6, 2018

Time: 11:00 a.m. (Eastern Time)

Conference Audio

-	Dial-in U.S. and Canada: (800) 263-0877
-	Dial-in International: (646) 828-8143
-	Conference ID No.: 2857214

We kindly request that you call into the conference audio approximately 10 minutes before the start time so that we can begin promptly.

An audio replay of the call will be available beginning at 2:00 p.m. Eastern Time on November 6, 2018, through 11:59 p.m. Eastern Time on November 13, 2018. To access the recording please dial (844) 512-2921 in the U.S. and Canada, or (412) 317-6671 internationally, and reference Conference ID No. 2857214. The audio replay will also be available at www.cohbar.com from November 6, through November 13, 2018.

About CB4211

CohBar’s lead program is based on CB4211, a first-in-class mitochondria based therapeutic (MBT) that has demonstrated significant therapeutic potential in preclinical models of nonalcoholic steatohepatitis (NASH) and obesity. CB4211 is a novel and improved analog of MOTS-c, a naturally occurring mitochondrial-derived peptide (MDP) which was discovered in 2012 by CohBar founder Dr. Pinchas Cohen and his academic collaborators and has been shown to play a significant role in the regulation of metabolism. CB4211 entered a Phase 1a/b clinical trial in mid-2018, which includes a potential activity readout relevant to NASH and obesity. NASH has been estimated to affect as many as 12% of adults in the U.S., and there is currently no approved treatment for the disease.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including nonalcoholic steatohepatitis (NASH), obesity, Type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the company and its founders have discovered more than 100 MDPs. For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its lead CB4211 drug candidate program, including statements regarding the suspension of the Phase 1 clinical trial for CB4211, planned steps to address the adverse events, suggested causes of injection site reactions and anticipated resumption of the Phase 1 clinical trial for CB4211. Forward-looking statements are based on current expectations, projections and interpretations that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These include the possibility that the Phase 1 clinical trial will remain suspended for longer than anticipated or may not be resumed; CohBar’s possible inability to mitigate the prevalence and/or persistence of the injection site reactions; receipt of unfavorable feedback from regulators regarding the safety or tolerability of CB4211 or the possibility of other developments affecting the viability of CB4211 as a clinical candidate or its commercial potential.  Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:

Jon Stern, COO

CohBar, Inc.

(650) 446-7888

jon.stern@cohbar.com

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com